UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Paxson Communications Corporation (the "Registrant") has entered into Indemnification Agreements, each dated as of August 12, 2005, with Richard Garcia, the Registrant’s Senior Vice President and Chief Financial Officer, and Adam K. Weinstein, the Registrant’s Senior Vice President, Secretary and Chief Legal Officer. Each such agreement requires the Registrant to indemnify the applicable officer against all expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement incurred by the officer in connection with a proceeding (as that term is defined in the agreement), whether brought by or in the name of the Registrant or otherwise, by reason of the officer’s status or service as an officer, to advance the officer’s expenses incurred in connection with any such proceeding and to cover the officer under any directors’ and officers’ liability insurance policy the Registrant chooses to maintain. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent not prohibited by applicable indemnification rights statutes in the State of Delaware, and shall be in addition to any other rights the officer may have under the Registrant’s Certificate of Incorporation, By-laws and applicable law.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Form of Indemnification Agreement, which was filed as Exhibit 10.233 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on February 28, 2005, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

August 15, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer